UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 3, 2009, Shanxi Puda Coal Group Co. Ltd. (“Shanxi Coal”), a subsidiary of Puda Coal, Inc. (the “Company”), closed a share acquisition transaction pursuant to an Agreement of Shares Transfer (the “Agreement”) dated May 14, 2009 with Li Jingquan and Feng Ming, both of whom are Chinese citizens, to purchase their equity, constituting 18% ownership, in Shanxi Jianhe Coal Industry Limited Company (“Jianhe Coal”) for an aggregate purchase price of RMB 100 million Yuan (approximately $14.6 million).  In addition, under Agreement, Chen Guang, the individual owning the other 82% of Jianhe Coal, also guaranteed Shanxi Coal first priority in the right to purchase other shares of Jianhe Coal transferred within the 24-month period following execution of the Agreement.

Shanxi Coal will not take part in the operational management of the coal mine but will be paid dividends semiannually based on its 18% ownership in Jianhe Coal.  In addition, as part of the Agreement and pursuant to a separate Guaranty Letter also entered into on May 14, 2009 (the “Guaranty Letter”), Chen Guang, the individual owning the other 82% of Jianhe Coal, and Jianhe Coal guaranteed to Shanxi Coal that such dividends will be no less than 80% of annual net profits of Jianhe Coal.

The description of the Agreement and Guaranty Letter set forth above is merely a summary of the agreements and is qualified in its entirety by reference to such Agreement and Guaranty Letter, which are incorporated by reference from Exhibits 10.1 and 10.2 to the Company’s current report on Form 8-K filed on May 15, 2009. The disclosure in the current report on Form 8-K on May 15, 2009 is also incorporated herein in its entirety.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated December 7, 2009, announcing the above transaction.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits

The exhibits listed in the following Exhibit Index are filed or furnished, as applicable, as part of this report.

Exhibit No.	Description

10.1
Agreement of Shares Transfer, dated May 14, 2009, by and among Shanxi Puda Coal Group Co., Ltd., Li Jingquan, Feng Ming and Chen Guang, incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on May 15, 2009.

10.2
Guaranty Letter, dated May 14, 2009, by and between Shanxi Jianhe Coal Industry Limited Company and Shanxi Puda Coal Group Co., Ltd., incorporated by reference to Exhibit 10.2 to current report on Form 8-K filed on May 15, 2009

99.1	Press release of Puda Coal, Inc. dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: December 7, 2009	By:

Qiong Wu
Chief Financial Officer